CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly report of Fuel Corporation of America (the "Company") on Form 10-QSB for the period ending March 31, 2004, as filed with the Securities and Exchange Commission  on the  date  hereof  (the "Report"), I, Frank  Hall,  acting  in  the capacity as the Chief Executive Officer and Chief Financial Officer of  the Company, certify to the best of our knowledge, pursuant  to 18  U.S.C. Section 1350, as adopted pursuant to Section 906 of  the Sarbanes-Oxley Act of 2002, that:

  (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Frank Hall

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     Frank Hall

     Chief Executive Officer

     July 21, 2004